Exhibit 99.2

Supplemental Reconciliation of Non-GAAP Financial Information

AVINTIV Inc.

Twelve Months Ended March 31, 2015 (in millions)
(Unaudited)
Operating income	$45
Add: depreciation and amortization	118
Add: restructuring and impairment	18
Add: business optimization and other expense (1)	63

Operating EBITDA	$244
Add: pro forma acquisitions by AVINTIV	25
Add: unrealized cost savings	34

Pro forma Adjusted EBITDA of AVINTIV	$303

(1) Business optimization and other expense includes $37 million of acquisition costs related to AVINTIV’s acquisitions of Providencia and Fiberweb, $6 million of management fees, $4 million from purchase accounting adjustments, and $16 million of other business integration costs.